Exhibit 99.1

Teletouch Announces Preliminary 2008 Fiscal Year Results: Operating Income Increases to $1.1 Million in 2008 from $5.3 Million Operating Loss in 2007

Company Targeting January 2009 for Filing Audited 2008 Annual Report on Form 10-K

FORT WORTH, Texas--(BUSINESS WIRE)--December 17, 2008--Teletouch Communications, Inc. (OTC: TLLE), a leading U.S. cellular services provider and mobile electronics retailer, today announced preliminary consolidated results for its 2008 fiscal year. Having recently completed the audits and filing of its Annual Report on Form 10-K for the fiscal year ended May 31, 2007, the Company is releasing preliminary summary financial results for the fiscal year ended May 31, 2008. While the following financial information disclosures are also dated, they are current within the regulatory reporting cycle through the first two quarters, ending August 31 and November 30, 2008, respectively, of the Company’s 2009 fiscal year. Investors are cautioned that this information has not been fully reviewed or audited, and that there may be changes to such information, possibly material in nature, after the audit is completed.

For the year ended May 31, 2008, the Company announced the following preliminary summary financial information (2008 E – “Estimated”):

Summary Results of Operations:
(dollars, in millions)	Year Ended May 31,
	2008 E	2007	Change
Operating revenues:
Service, rent and maintenance revenue	$28.9	$27.5	$1.4
Products sales revenue	25.6	28.7	(3.1)
Total operating revenues	54.5	56.2	(1.7)
Total operating expenses	53.4	61.5	(8.1)
Operating income (loss)	1.1	(5.3)	6.4

EBITDA from continuing operations	2.6	(3.4)	6.0

Reconciliation to net loss from continuing operations:
Depreciation and amortization	1.5	1.9	(0.4)
Interest expense	3.9	3.7	0.2
Income tax expense	0.2	0.1	0.1
Net loss from continuing operations	$(3.0)	$(9.1)	$6.1

Selected Balance Sheet Data:
(dollars, in millions)	May 31,
	2008 E	2007	Change
Cash	4.7	7.8	(3.1)

Total Current Assets	20.0	22.4	(2.4)

Total Assets	28.7	32.3	(3.6)

Total Current Liabilities	29.9	46.5	(16.6)

Total Liabilities	37.3	49.7	(12.4)

The Company cautions shareholders and potential investors in the Company’s securities that BDO Seidman, LLP, the Company’s Independent Public Accountants, have not audited or reviewed these amounts and that such financial information is subject to further analysis and independent review. These results are preliminary and are subject to change, possibly material in nature, following completion of the audit for the year ended May 31, 2008.

T. A. “Kip” Hyde, Jr., President and Chief Operating Officer stated, “Based on our current review of the 2008 fiscal year’s numbers, we are pleased to report that we made substantial progress in turning the Company’s previous financial situation and businesses around. Significant management actions taken during fiscal year 2008, certain of which are further disclosed and detailed in our recently filed 2007 10-K ‘Subsequent Events’ Notes, include: our settlement of a significant contract dispute with ATT (NYSE: T), our primary cellular carrier provider; increasing our overall operating credit facilities to $20 million; paying down certain long-term debt obligations to external warrant holders thereby retiring 6 million potentially dilutive shares; and effectively executing our integration and internal corporate restructuring plan, lowering SG&A and improving our operating margins, all of which are now reflected by the improvement in our financial results during the period. Following our acquisition of Progressive Concepts, Inc. in August of 2006, the transformation of Teletouch from a primarily paging company to a leading U.S. cellular services provider continues, but we have passed the tipping point on our goal of achieving positive consolidated EBITDA and Operating Earnings.”

Teletouch’s Annual Report on Form 10-K for its year ended May 31, 2008 was due to be filed on August 29, 2008 but was delayed pending the completion of its 2007 Annual Report. The 2007 Annual Report was significantly delayed following the Company’s acquisition of Progressive Concepts, Inc. (“PCI”) in August 2006 due to previously announced accounting and audit issues encountered at PCI. Following the filing of the 2007 Annual Report on Form 10-K on November 26, 2008, the Company has made substantial progress toward the completion of the 2008 Annual Report. In its November 2008 announcement of the filing of the fiscal 2007 Annual Report, Teletouch reported that a significant amount of the audit work for fiscal 2008 had been completed at that time. The fiscal 2008 audit work continues to progress while Teletouch finishes drafting its 2008 Annual Report. Considering personnel and audit work scheduling during the upcoming holidays, Teletouch is targeting January 2009 for the completion of its 2008 Annual Report.

Investors should be advised that the Company will not be current with its financial reporting requirements until it has completed its Quarterly Reports on Form 10-Q for all periods following the acquisition of PCI, up to and including the current fiscal year 2009 quarterly periods, and its Annual Report on Form 10-K for fiscal year 2008. The Company expects that the Quarterly Reports can be completed more efficiently upon the completion of the fiscal year 2008 Annual Report.

Disclosure of Non-GAAP Financial Measures

We report our financial results in accordance in accordance with generally accepted accounting principles (“GAAP”). However, management believes the presentation of certain non-GAAP financial measures provides useful information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations, and that when GAAP financial measures are viewed in conjunction with the non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating performance. For all non-GAAP financial measures in this release, we have provided corresponding GAAP financial measures for comparative purposes.

We refer to the term “EBITDA from continuing operations” in various places of our financial discussion. EBITDA from continuing operations is defined by us as net income from continuing operations before interest expense, income tax expense, and depreciation and amortization expense. EBITDA from continuing operations is not a measure of operating performance under GAAP and should not be considered in isolation nor construed as an alternative to operating profit, net income (loss) or cash flows from operating, investing or financing activities, each as determined in accordance with GAAP. You should also not consider EBITDA from continuing operations as a measure of liquidity. Moreover, since EBITDA from continuing operations are not measures determined in accordance with GAAP and thus are susceptible to varying interpretations and calculations, EBITDA from continuing operations, as presented, may not be comparable to similarly titled measures presented by other companies.

About Teletouch Communications

For more than 40 years, Teletouch has offered a comprehensive suite of telecommunications products and services including cellular, two-way radio, GPS-telemetry, wireless messaging and public safety/emergency response vehicle products and services throughout the U.S. Teletouch’s wholly-owned subsidiary, Progressive Concepts, Inc. (PCI), is a leading provider of ATT Mobility® services (voice, data and entertainment), as well as other mobile, portable and personal electronics products and services to individuals, businesses and government agencies. PCI operates a chain of retail stores and sells under the “Hawk Electronics” brand; through Hawk-branded sub-agents; using its own direct sales force and through the Internet at various sites including: www.hawkelectronics.com and www.hawkexpress.com, among others. PCI also operates a national wholesale distribution business, known as PCI Wholesale, which serves smaller cellular and automotive retailers, car dealers and rural cellular carriers throughout the country; Dealers and Retailers see www.pciwholesale.com. Additional information on Teletouch’s Emergency Vehicle Products group can be found at www.teletouchevp.com. Teletouch's common stock is traded Over-The-Counter under stock symbol: TLLE. Additional information about Teletouch can be found at www.teletouch.com.

All statements from Teletouch Communications, Inc. in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the PSLRA of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

CONTACT:
Teletouch Communications, Inc.
Investor Relations
Amy Gossett, 800-232-3888
investors@teletouch.com